UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2017

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	0- 398	56- 0292920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2017, Snyder’s-Lance, Inc. (the “Company”) entered into a Severance Agreement (the “Driscoll Agreement”) with Brian J. Driscoll, the Company’s President and Chief Executive Officer, effective as of June 27, 2017. The Driscoll Agreement provides that Mr. Driscoll’s employment is on an “at will” basis and his employment may be terminated at any time at his option or at the option of the Company on the terms and subject to the conditions set forth in the Driscoll Agreement.

If Mr. Driscoll’s employment is terminated by the Company for “Cause” (as defined in the Driscoll Agreement) or Mr. Driscoll voluntarily terminates his employment, the Company will have no obligation to Mr. Driscoll, except: (i) to pay, no later than the next scheduled payroll day, any accrued and unpaid base salary and any accrued and unused vacation pay through the effective date of the termination, (ii) to pay any additional payments, awards or benefits which Mr. Driscoll is eligible to receive pursuant to the terms of any applicable employee benefit plans (other than equity or incentive based plans) and (iii) to provide all post-employment benefits required under applicable law. The payments set forth in (i) through (iii) above are collectively referred to herein as “Accrued Compensation.”

If Mr. Driscoll’s employment is terminated by the Company without Cause or by Mr. Driscoll for “Good Reason” (as defined in the Driscoll Agreement):

•	the Company will pay Mr. Driscoll the Accrued Compensation;

•	the Company will pay Mr. Driscoll, in monthly installments commencing one month after the effective date of his termination, at a rate of 200% of his then current base salary for a period of 24 months;

•	the Company will pay any annual incentive bonus earned and unpaid from the prior year, determined based on actual performance, subject to any negative discretion applied to senior executives of the Company in general, and paid when other participants are paid (subject to a six-month delay as described in the Driscoll Agreement);

•	the Company will pay a single cash payment in an amount equal to the full incentive bonus award for the year of termination, not pro-rated in any way, subject to any negative discretion applied to senior executives in general, and paid when other participants are paid;

•	Mr. Driscoll will continue to be covered under the Company’s group health plan, including any spousal and dependent coverage, at active employee rates, for twenty four (24) months after the effective date of his termination, and, thereafter, Mr. Driscoll will be eligible to exercise his rights to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continuation coverage with respect to such group health plan at Mr. Driscoll’s expense; and

•	any outstanding equity-based or long term incentive compensation granted to Mr. Driscoll that vested prior to the termination of his employment will be governed by the terms of such awards and any such awards granted to Mr. Driscoll that are unvested upon termination of his employment will expire and be forfeited unless otherwise provided in such award agreements.

If Mr. Driscoll’s employment were to be terminated by reason of his death or due to “Disability” (as defined in the Driscoll Agreement), the Company will have no obligation to Mr. Driscoll, except: (i) to pay the Accrued Compensation, (ii) any outstanding equity-based or long term incentive compensation held by Mr. Driscoll that vested prior to the termination of his employment will be governed by the terms of such awards and any such awards granted to Mr. Driscoll that are unvested upon termination of his employment will expire and be forfeited unless otherwise provided in such award agreements, (iii) to make a single cash payment payable when other participants are paid in the amount equal to the annual incentive bonus award for the year of termination pro-rated for the number of days actually employed in the period, determined based on actual performance, subject to any negative discretion applied to senior executives in general and (iv) to pay any annual bonus earned and unpaid from the prior year (subject to a six-month delay as described in the Driscoll Agreement in the case of termination due to Disability).

Mr. Driscoll will not be entitled to any of the payments or benefits described above (excepting any Accrued Compensation) and such payments and benefits will be forfeited without further action by the Company, unless Mr. Driscoll or his beneficiaries and/or estate execute a general release on or prior to the 60th day following the date of termination.

The Driscoll Agreement also imposes various restrictive covenants on Mr. Driscoll, including non-competition, non-solicitation, non-disparagement, and confidentiality covenants. The non-competition covenant would prohibit Mr. Driscoll from engaging in certain activities with competitors of the Company during his employment and for a period of 24 months after the termination of his employment. The non-solicitation covenant would prohibit Mr. Driscoll from engaging in certain solicitation activities during his employment and for a period of 24 months after the termination of his employment.

Additionally, on September 25, 2017, the Company entered into an amendment (the “Pease Amendment”) to the Executive Severance Agreement, dated March 31, 2017 (the “Pease Severance Agreement”), with Alexander W. Pease, the Company’s Executive Vice President and Chief Financial Officer. The Pease Amendment provides that if a “Change in Control” (as defined in the Company’s 2016 Key Employee Incentive Plan) has occurred and Mr. Pease’s employment is involuntarily terminated by the Company without “Cause” (as defined in the Pease Severance Agreement) or Mr. Pease’s employment is terminated by Mr. Pease for “Good Reason” (as defined in the Pease Severance Agreement), then, in addition to the other consideration and benefits owed to Mr. Pease by the Company pursuant to the Pease Severance Agreement, the Company will also provide Mr. Pease with twelve (12) substantially equal monthly cash payments in an aggregate amount equal to two times the sum of Mr. Pease’s (i) base salary then in effect and (ii) the amount of Mr. Pease’s then-current target bonus opportunity, if any. In the event that Mr. Pease’s employment is involuntarily terminated by the Company without Cause or Mr. Pease’s employment is terminated by Mr. Pease for Good Reason and a Change in Control has not occurred, then, in addition to the other consideration and benefits owed to Mr. Pease by the Company pursuant to the Pease Severance Agreement, the Company will also provide Mr. Pease with twelve (12) substantially equal monthly cash payments in an aggregate amount equal to one multiplied by the sum of Mr. Pease’s (y) base salary then in effect and (z) the amount of Mr. Pease’s then-current target bonus opportunity, if any. Each of the payments described above would commence on or about the sixtieth (60) day after the termination date of Mr. Pease’s employment. Except as otherwise modified by the Pease Amendment, the Pease Severance Agreement remains in full force and effect.

The descriptions of the Driscoll Agreement and the Pease Amendment set forth above is qualified in their entirety by reference to the actual terms of the Driscoll Agreement and the Pease Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Severance Agreement, effective as of June 27, 2017, by and between Snyder’s-Lance, Inc. and Brian J. Driscoll

10.2	Amendment to Executive Severance Agreement, dated September 25, 2017, by and between Snyder’s-Lance, Inc. and Alexander W. Pease

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S-LANCE, INC.

Date: September 26, 2017

By:	/s/ Gail Sharps Myers
Gail Sharps Myers Senior Vice President, General Counsel and Secretary